Exhibit 99.1

Trees Portland, LLC

Financial Statements

For the years ended December 31, 2020 and 2019

Trees Portland, LLC

Contents

November 23, 2021

To the Members

Trees Portland, LLC

Englewood, Colorado

Report on the Financial Statements

We have audited the accompanying financial statements of Trees Portland, LLC, which comprise the statements of financial position as of December 31, 2020, and the related statements of activities and cash flows for the years then ended and the related notes to the financial statements.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is dependent on financing that is not guaranteed, which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trees Portland, LLC as of December 31, 2020, and the results of its operations and its cash flows.

Emphasis of a Matter

Trees Waterfront,LLC has significant transactions and relationships with related party affiliates, including entities controlled by the Members, which are described in Note 7 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist. Our opinion is not modified with respect to this matter.

Certified Public Accountants

Lakewood, CO

Trees Portland, LLC

Balance Sheets

As of December 31,	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$89,716	$63,171
Inventory	101,647	90,218
Total current assets	191,363	153,389
Non-current assets
Property and equipment, net	2,838	1,113
Operating lease right-of-use asset	146,578	38,762
Other non-current assets	5,109	5,109
Total non-current assets	154,525	44,984
Total Assets	345,888	198,373

LIABILITIES AND MEMBER'S EQUITY
Current liabilities
Accounts payable	99,692	106,606
Accrued expenses and other current liabilities	180,533	203,118
Current portion of lease obligation	19,994	30,165
Total current liabilities	300,219	339,889
Long-term liabilities
Lease obligation, net of current portion	127,992	10,853
Total liabilities	428,211	350,742

Commitments and contingencies (see note 7)	—	—

Members' equity (deficit)	(82,323)	(152,369)
Total liabilities and members' equity (deficit)	$345,888	$198,373

See accompanying independent auditor’s report and notes to the financial statements

Trees Portland, LLC

Statements of Income and Members’ Equity (Deficit)

For the year ended December 31,	2020	2019
Product sales, net	$3,093,193	$1,933,983
Cost of goods sold	2,132,330	1,227,253
Gross margin	960,863	706,730

Operating expenses
Labor and benefits	551,126	495,474
Occupancy costs	38,153	35,598
Professional services	45,128	31,826
Office supplies and equipment	26,508	22,483
Advertising and promotion	17,658	40,891
Depreciation	651	489
Other operating expense	151,389	123,300
Total operating expenses	830,613	750,061
Operating income (loss)	130,250	(43,331)

Other expense (income)
Loss on business development activity	167,707	—
Other income	(9,571)	(4,173)
Total other expense (income)	158,136	(4,173)
Net loss	$(27,886)	$(39,158)
Members' equity (deficit), beginning of the year	(152,369)	(21,813)
Contributions from members	174,580	304,216
Distributions to members	(76,647)	(395,614)
Members' equity (deficit), end of the year	$(82,323)	$(152,369)

See accompanying independent auditor’s report and notes to the financial statements

Trees Portland, LLC

Statements of Cash Flows

For the year ended December 31,	2020	2019
Cash flows from operating activities
Net loss	$(27,886)	$(39,158)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	651	489
Lease payments in excess of lease expense	(848)	(652)
Changes in operating assets and liabilities:
Inventories	(11,429)	(63,584)
Prepaid expenses and other current assets	—	1,670
Accounts payable	(6,914)	84,908
Accrued expenses and other current liabilities	(22,585)	154,752
Net cash (used in) provided by operating activities	(69,011)	138,425
Cash flows from investing activities
Purchase of property and equipment	(2,376)	(1,602)
Net cash used for investing activities	(2,376)	(1,602)
Cash flows from financing activities
Contributions from member	174,580	304,216
Distributions to member	(76,647)	(395,614)
Net cash provided by (used for) financing activities	97,932	(91,398)
Net increase in cash and cash equivalents	26,545	45,425
Cash and cash equivalents at the beginning of the year	63,171	17,746
Cash and cash equivalents at the end of the year	$89,716	$63,171

Supplemental cash flow Information
Cash paid during the year for:
Amounts included in the measurement of lease liabilities	$32,920	$31,960
Supplemental non-cash financing activity
ROU assets obtained in exchange for new lease liabilities	$136,135	$67,976

See accompanying independent auditor’s report and notes to the financial statements

Trees Portland, LLC

Notes to Financial Statements

1.	ORGANIZATION AND NATURE OF BUSINESS

Trees Portland, LLC (“Trees Portland” or the “Company”) is a limited liability company which was formed in February 2016 under the laws of Oregon. Under the terms of the operating agreement, Trees Portland will continue in existence until the majority member makes a determination to dissolve the entity. The Company’s principal business is retail sales of recreational and medicinal cannabis products. The licensed retail store is located in Portland, Oregon.

The Company’s business is subject to legal risk. Even though the State of Oregon has granted licenses to the Company for retail distribution of marijuana products, these activities remain illegal under federal law. This causes difficulty in obtaining traditional banking and financing relationships. If the federal government elects to enforce the laws as currently written or changes the laws with respect to cannabis, it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company. The Company is also subject to a variety of state laws, regulations, and local ordinances.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates, and such results could be material.

Cash and Cash Equivalents

The Company’s recorded cash balance consists of cash on hand.

Inventories

Inventories consist of finished goods ready for sale to retail customers and are stated at the lower of cost or net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale. The Company periodically reviews physical inventory to specifically identify and adjust the value of excess, obsolete, and otherwise unsaleable items. Based on the low level of historical write-offs and frequent inventory turnover, management believes that obsolete inventory as of the fiscal year end is immaterial, and therefore no reserve for obsolete inventory is recorded as of December 31, 2020 or 2019.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When property and equipment is sold or retired, the cost and accumulated depreciation are eliminated from the accounts and gains or losses are recorded in the statements of income. Expenditures for maintenance and repairs are expensed as incurred.

Depreciation is determined using the straight-line method over the following estimated useful lives:

Equipment	5-10 years
Computers and hardware	3 years

Trees Portland, LLC

Notes to Financial Statements

Impairment of Long-Lived Assets

GAAP requires that long-lived assets, such as property and equipment, be reviewed for impai ment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to undiscounted future net cash flows the asset is expected to generate. Specifically, management projects undiscounted cash flows expected over the period to be benefited. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Estimates of expected future cash flows represent management’s best estimate based on currently available information and reasonable, supportable assumptions. Any impairment recognized is permanent and may not be restored. As of December 31, 2020, and 2019, the Company believes no indicators of impairment exist.

Revenue Recognition

The Company recognizes revenue in accordance with Financial  Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers and all the related amendments (the “revenue standard” or “ASC 606”).

The Company generates revenue from the sale of cannabis to individual retail customers. It recognizes this revenue at a point in time when control of the goods has been transferred to the customer at an amount which reflects the consideration the Company receives in exchange for those goods. The Company’s sales consist of a single performance obligation for which the transaction price for a given product sold is equivalent to the price quoted for the product, net of any discounts or allowances applicable at a point in time.

The Company has elected to exclude from measurement of the transaction price all taxes (e.g., sales, use, value added and certain excise taxes) that are assessed by a governmental authority in connection with a specific revenue-producing transaction and collected by the Company from the customer. Accordingly, the Company recognizes revenue net of taxes.

The Company generally does not have contract assets or contract liabilities.

Cost of Goods Sold

Cost of goods sold includes the costs of inventory sold including the product packaging as well as any inventory shrink due to theft or waste.

Advertising and Marketing costs

Advertising and marketing costs are expensed as incurred.

Income Taxes

The Company has elected to be taxed as an S-Corporation under the provisions of the United States Internal Revenue Code. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members and no provision for income taxes has been reflected in these financial statements.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842” or the “new lease standard”). The Company adopted ASC 842 as of January 1, 2019, using the effective date method.

ASC 842 requires companies leasing assets to recognize on their balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset. The Company elected to apply the short- term lease exemption for all leases with an original term of less than 12 months, for purposes of applying the recognition and measurement requirements in the new lease standard. See Note 4 for further discussion of the Company’s leases.

Trees Portland, LLC

Notes to Financial Statements

Other accounting standards have been issued or proposed by the FASB that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

To date, the Company has not generated net income from principal operations and has sustained net losses since Inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern within one year after the date that the financial statements are issued.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

As of December 31,	2020	2019
Equipment	$2,377	$—
Computers and hardware	1,602	1,602
Total property and equipment	3,979	1,602
Less: Acummulated depreciation	(1,141)	(489)
Property and equipment, net	$2,838	$1,113

4.	LEASES

The Company has an operating lease for its retail location (“store lease”). The lease is a 5-year lease with the option to extend the lease for one additional five-year term. At inception of the lease and upon initial adoption of ASC 842, management determined that the term extending option was not reasonably certain to be exercised, and therefore was excluded from the initial determination of the lease obligation and ROU asset. In November 2020, management notified the lessor of the Company’s intent to exercise the extension option per the terms of the agreement. Therefore, the Company remeasured the lease obligation liability and ROU asset. The balances at December 31, 2020 reflect this remeasurement. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants. The remaining term of the store lease is 4 months as of December 31, 2020, and the expected exercise of the extension option would result in a remaining term of 64 months.

In addition to the monthly base rent payments, the Company pays additional amounts to cover the cost of insurance, property taxes, and other operating expenses.   These additional payments are variable and, in accordance with ASC 842, are excluded from the recognition and measurement of the lease obligation.

The Company’s operating lease liabilities and ROU assets are presented separately on the accompanying Balance Sheet. The leases do not have a stated interest rate, and therefore management used a discount rate of 10% to determine the present value of the lease obligation.

Trees Portland, LLC

Notes to Financial Statements

Lease expense is recognized on a straight-line bases over the term of the lease, with incremental variable lease payments are expensed as incurred. Lease expense is included in Occupancy costs in the accompanying Statement of Income and Member’s Equity. The components of lease expense are as follows:

For the year ended December 31,	2020	2019
Operating lease cost	$32,073	$31,308
Variable lease cost	6,080	4,290
Total lease cost	$38,153	$35,598

The Company’s remaining payments for its lease obligation are as follows:

Maturity of Lease Obligation as of December 31, 2020
2021	$33,904
2022	34,924
2023	35,972
2024	37,052
2025	38,168
2026	12,848
Total lease payments	192,868
Less: Interest	(44,881)
Present value of lease obligation	$147,987

5.	LOSS ON BUSINESS DEVELOPMENT ACTIVITIES

During 2020, the Company spent approximately $167,000 to fund a marijuana growing operation with the initial intent to acquire the business. However, management made the decision to abandon the acquisition operations. The Company no longer has any affiliation with, or obligations related to, the growin and ceased funding the operation.

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Details of the Company’s accrued expenses and other current liabilities are as follows:

As of December 31,	2020	2019
Sales tax accruals	$106,206	$143,651
Payroll accruals	73,950	49,803
Other expense accruals	377	9,664
Total accrued expenses and other current liabilities	$180,533	$203,118

7.	COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company followed applicable local and state regulation for the years ended December 31, 2020 and 2019, and through the date of the financial statements, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Trees Portland, LLC

Notes to Financial Statements

8.	RELATED PARTY TRANSACTIONS

The Company compensates its owners for their role in managing the business. Total compensation paid to the owners was approximately $138,000 and $152,000 for the years ended December 31, 2020 and 2019, respectively. These costs are included in Labor and benefits in the accompanying Statement of Income and Member’s Equity. From time to time, the owner may pay the Company’s business expenses using personal funds and the submit an invoice for reimbursement. The Company had outstanding related party payables related to these reimbursements of $0 and $3,936 as of December 31, 2020 and 2019, respectively. The payables are included in Accounts payable in the accompanying Balance Sheets.

9.	SIGNIFICANT CONCENTRATIONS

The Company’s operations consistent of a single retail store. Any events or circumstances that occur to prevent the store from operating for a significant period, or that affect the demand for its products or costs of operation in its geographic location, could have a material adverse impact on the Company’s results of operations.

10.	SUBSEQUENT EVENTS

The Company has evaluated events through November 23, 2021, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that require recognition or disclosure in these consolidated financial statements other than those described below.

Acquisition

The Company, along with the affiliated entity, TDM, LLC (all together “Trees”) entered into an Asset Purchase Agreement with General Cannabis Corporation, a Colorado Corporation (“the Acquirer”), pursuant to which the Acquirer purchased certain assets of Trees with the intent to assume its cannabis retail sales operations. Trees agreed to receive a portion of the Acquirer’s shares of common stock and $5 million of cash as consideration. The sale of TDM, LLC became effective on September 2, 2021. The remaining entities sale will become effective upon approval by the Oregon Liquor and Cannabis Commission.